EXHIBIT 32.1

CERTIFICATION
In connection with the Annual Report of Acacia Research Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 10, 2017 (the “Report”), I, Marvin Key, Interim Chief Executive Officer of the Company, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)) and 18 U.S.C. Section 1350, that to the best of my knowledge:
1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Marvin Key
Marvin Key
Interim Chief Executive Officer
March 10, 2017

This certification accompanies this Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.